AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


           This Amended and Restated Employment Agreement is entered into as of the 1st day of November, 1998, by and between INTERSTATE NATIONAL DEALER SERVICES, INC., a Delaware corporation (the "Company"), and CINDY H. LUBY (the "Executive").

                                    RECITALS:

           WHEREAS, the Company and the Executive are parties to an Employment Agreement entered into as of December 1, 1993, as amended by the Amendment to the Employment Agreement, dated as of November 1, 1995, by the Amendment to the Employment Agreement, dated as of May 1, 1996, by the Amendment to the Employment Agreement, dated as of October 1, 1997 and by the Amendment to the Employment Agreement, dated as of February 13, 1998 (collectively, the "Prior Employment Agreement"); and

           WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive by providing her with compensation and benefit arrangements that are competitive with those of other similar corporations;

           WHEREAS, in furtherance of the foregoing, the Board has deemed it advisable to amend and restate in full the Prior Employment Agreement as provided herein; and

           WHEREAS, the Board approved the execution and delivery of this Agreement by the Company at a meeting of the Board held on September 29, 1998;

                                   AGREEMENT:

           NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

           1. Position and Duties. The Company agrees to employ the Executive, and the Executive agrees to be employed, as President and Chief Operating Officer of the Company, subject to the supervision of, and reporting only to, the Chairman of the Board and/or the Board. Executive shall have such duties, responsibilities, titles and authority normally associated with the position of president and chief operating officer of a company the size and structure of the Company, limited, however, to those duties and responsibilities as historically performed by the Executive.

                During the Term (as defined in Section 4 below) and excluding any periods of Personal Time-Off (as defined in Section 3(g) below), the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company, and, to the extent necessary to discharge the duties and responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such duties and responsibilities.

                It shall not be a violation of this  Agreement for the Executive to engage in the following activities, so long as such activities do not significantly interfere with the performance of Executive's duties and responsibilities: (a) serve on corporate, civic or charitable boards or committees; (b) deliver lectures, fulfill speaking engagements or teach at educational institutions; (c) manage personal investments; or (d) attend conferences conducted by business organizations including but not limited to the Young Presidents Organization, and, should Executive become a member, the World Presidents Organization and the Chief Executives Organization. It is expressly understood and agreed that to the extent that any activities described in (a),
(b), (c) or (d) above have been conducted by the Executive prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Term shall not be deemed to interfere with the performance of the Executive's duties and responsibilities to the Company. The Company agrees that Executive's current activities with respect to, and without any material changes in the financial structure or operations of, Target Agency, Inc., Target Insurance Ltd. and Dealers Extended Services, Inc. do not significantly interfere with the performance of the Executive's duties and responsibilities to the Company and shall not constitute a violation of this Agreement.

           2. Compensation. For all services rendered by the Executive pursuant to this Agreement, the Company shall annually pay to the Executive the compensation set forth in clauses 2(a), (b) and (c) below (each an "Element"), the sum of which Elements shall be Executive's "Total Compensation" for any such year.

                (a) Annual Salary. The Company shall pay Executive a salary at the rate of $175,000 per year during the Term, subject to future increases (the "Annual Salary") and subject to applicable tax, Social Security and other legally required withholding ("Withholding"). The Annual Salary shall be paid in accordance with the customary payroll practices of the Company at regular intervals, but in no event less frequently than every month, as the Company may establish from time to time for employees of the Company generally. The Company shall conduct an annual performance appraisal and salary review on behalf of the Executive and adjust the Annual Salary accordingly but never below $175,000.

                (b) Annual Bonus. In addition to the Annual Salary, the Company shall pay each fiscal year to the Executive an amount equal to three and one half per cent (3-1/2%) of the Company's Earnings Before Interest and Taxes ("EBIT") for such fiscal year (the "Annual Bonus"). EBIT shall be as reflected on the Company's audited consolidated financial statements and computed in accordance with United States generally accepted accounting principles. However, in no event shall any Annual Bonus be less than $100,000.

                     The Company shall pay each Annual Bonus to the Executive no later than thirty (30) days after the completion of the Company's audited consolidated financial statements by the Company's auditors for the subject fiscal year (the "Bonus Payment Deadline"). Each Annual Bonus payment shall be subject to Withholding.


                     Along with the payment of each Annual Bonus, the Company shall also deliver to the Executive a written statement setting forth the basis of its calculation of such Annual Bonus. The Executive and the Executive's representatives shall have the right, at the Executive's cost, to inspect the records of the Company with respect to the calculation of any such Annual Bonus, to make copies of said records utilizing the Company's facilities without charge, and to have free and full access thereto upon reasonable notice during the normal business hours of the Company.

                     In the event that such inspection reveals an underpayment by the Company of any Annual Bonus due the Executive, then the Company shall immediately pay to the Executive the balance of all such amounts found to be due ("Bonus Balance") plus interest, at the Prime Rate in effect during such period as set forth in The Wall Street Journal, Eastern Edition, on such Bonus Balance from (and including) the date the Annual Bonus for the subject fiscal year was paid to (but excluding) the date such Bonus Balance is received by Executive. If such inspection discloses that the Company has underpaid the Annual Bonus due for the period by ten percent (10%) or more, then the Company shall also pay the reasonable professional fees of the Executive's representatives engaged to conduct or review such inspection or audit.

                (c) Performance Bonus. In addition to any other compensation provided for in this Section 2, the Company may award to the Executive a performance bonus at any time in such amount as the Board may determine (the "Performance Bonus"), in its sole discretion, after taking into consideration other compensation paid or payable to the Executive under this Agreement, as well as the financial and non-financial progress of the business of the Company and the contributions of the Executive toward that progress. Any Performance Bonus shall be subject to Withholding.

                (d) Elements Earned Pro Rata. Each Element of the Executive's Total Compensation shall be deemed to be earned by Executive on a pro rata basis throughout each fiscal year, based on the number of days elapsed in such fiscal year, for purposes of determining amounts accrued or owing but not yet paid under this Agreement. The pro rata portion of any Annual Bonus accrued or owing as a result of an Early Termination (as defined in Section 5 below) shall be paid to the Executive on or before the Bonus Payment Deadline.

           3.   Benefits.

                (a) Medical, etc. The Executive shall be entitled to such medical and other benefits as are customarily made available to executive officers of the Company and upon the same terms. The Executive shall also be entitled to receive those benefits and privileges that the Corporation currently, and may at any time in the future, provide for its executive officers upon the same terms.

                (b) Company Car. For the Executive's sole use in fulfilling her obligations under this Agreement and for personal use, the Company shall provide the Executive with an automobile in a style comparable to the Lexus ES 300 or BMW 500 series model (the "Company Car"). The Company Car shall be leased by the Company in the Executive's name and on terms acceptable to the Company. The Company shall pay for or reimburse the Executive for the annual garage expenses at one location as the Executive shall select and for all automobile insurance premiums for the Company Car. With respect to other expenses incurred in connection with the use and maintenance of the Company Car, the Company shall pay for or reimburse the Executive for all reasonable expenses incurred by the Executive solely in connection with the performance of her duties and responsibilities under this Agreement upon submission of appropriate receipts. The Executive shall not be reimbursed for expenses, such as tolls and any other expenses, incurred by the Executive in connection with her personal use of the Company Car, other than those expenses as historically reimbursed by the Company.


                (c) Expenses. The Executive shall: (i) receive a non-accountable expense allowance of $500.00 per month; and (ii) be reimbursed by the Company, in accordance with customary procedures, for all expenses actually and necessarily incurred by Executive in the performance of her services.

                (d) Annual Conferences. The Executive shall be reimbursed for any and all expenses she incurs, including travel, in connection with attending the annual meetings or conferences of the Young Presidents Organization, and, should Executive become a member, the World Presidents Organization and the Chief Executives Organization.

                (e)  Membership Dues.  The Company shall pay
Executive's lifetime membership dues of the World Presidents
Organization and the Chief Executives Organization upon her joining those organizations.

                (f) Office and Support Staff. During the Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, including exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company at any time during the 90-day period immediately preceding the date of this Agreement, or, if more favorable to the Executive, as provided at any time after such date to Executive or other executive officers of the Company.

                (g) Personal Time-Off. The Executive shall be entitled each fiscal year during the Term to such number of personal days off, for purposes of vacations or other personal affairs ("Personal Time-Off"), as are approved by the Board, but not less than the greater of: (i) thirty (30) business days; or
(ii) the Personal Time-Off generally given by the Company to its executive officers. Personal Time-Off shall be in addition to regular paid holidays provided to all employees of the Company and shall be taken as determined by the Executive in her reasonable and good faith discretion. The Executive shall be fully compensated with respect to Personal Time-Off but shall not be permitted to carry forward into a subsequent fiscal year any accrued but unused Personal Time-Off.

                (h) Tax and Financial Services. The Company shall provide Executive with tax and financial advisory and tax return preparation services at an annual cost to the Company not to exceed three thousand five hundred dollars ($3,500), adjusted annually to reflect inflation as measured by changes in the Consumer Price Index or other comparable index.


           4. Term. The term of this Agreement (the "Term") shall terminate on December 31, 2008 (the "Termination Date"); provided, however, that on December 31 of each year commencing December 31, 1999, the Term and Termination Date shall automatically extend for an additional one-year period unless either party hereto provides written notice not less than 60 days prior to December 31 of any year that no further automatic extensions shall be granted. In the event that the Executive continues her employment after the Termination Date, her employment will be deemed "at will" under the same terms as provided herein unless otherwise expressly agreed to by further written agreement between the Company and the Executive.

           5. Early Termination. The employment by the Company of the Executive shall be terminated prior to the Termination Date as a result of the death or disability of the Executive and may be terminated prior to the Termination Date for proper cause by the Company, for good reason by the Executive or upon the Executive's retirement (each an "Early Termination") as set forth below:

                (a) Death.  If the  Executive  shall die  during the Term,  this
Agreement  shall  thereupon   terminate,   except  that   notwithstanding   such
termination the Company shall:

                     (i)  pay to the legal representative of the
Executive's estate, within thirty (30) days of Executive's date of death, all amounts accrued or owing but not yet paid under this Agreement and any other benefits in accordance with the terms of any applicable plans and programs of the Company;

                     (ii)  pay to the legal representative of the
Executive's estate an amount equal to a factor of five (5) multiplied by the dollar amount of the Annual Salary paid or payable to the Executive hereunder for the Company's most recent fiscal year immediately prior to the Executive's date of death (the "Death Benefit"). Such Death Benefit shall be paid in one lump sum within sixty (60) days of the Executive's date of death; and

                     (iii) provide the Executive's then current spouse, for a one year period, with the same level of health/medical insurance or coverage that was provided to him immediately prior to the Executive's death, with the cost of such continued insurance or coverage being borne by the Company. Alternatively, the Executive's then current spouse may elect to receive from the Company, for a one year period, a monthly payment equal to his monthly cost to obtain comparable health/medical insurance or coverage through another provider.

                (b) Disability. The Company or the Executive, upon not less than thirty (30) days written notice to the other party, may terminate the employment by the Company of the Executive if the Executive has been unable, by reason of physical or mental disability, to render, for 90 successive days or for shorter periods aggregating 180 days or more in any twelve month period, services of the character contemplated by this Agreement and will be unable to resume providing such services within a reasonable period of time by reason of such disability. The determination of whether the Executive has become disabled within the meaning of this Section 5(b) shall be made (i) in the case of a termination of employment by the Company, by a medical doctor selected by the Company, or (ii) in the case of a termination of employment by the Executive, by Executive's medical doctor. In the event the Company gives a notice of termination of employment under this Section 5(b), the Executive or her representative may at any time prior to the effective date of termination contest the termination and cause a determination of disability to be made by Executive's medical doctor. In the event the Executive gives a notice of termination of employment under this
Section 5(b), the Company may at any time prior to the effective date of termination contest the termination and cause a determination of disability to be made by a medical doctor selected by the Company. In either case, if such medical doctors do not agree with regard to the determination of disability, they shall mutually choose a third medical doctor to examine the Executive, and the disability determination of such third medical doctor shall be binding upon both the Company and the Executive.


                     If the employment by the Company of the
Executive is terminated by reason of Executive's disability, the Company shall:

                     (i) pay to the Executive, within thirty (30) days of such disability termination date, all amounts accrued or owing but not yet paid under this Agreement and any other benefits in accordance with the terms of any applicable plans and programs of the Company;

                     (ii)  pay to the Executive annually, in
installments at least as frequent as monthly, an amount equal to fifty percent (50%) of the average Total Compensation paid or payable to the Executive hereunder for the Company's three most recent fiscal years immediately prior to the Executive's disability termination less the amount, if any, of any payments received by the Executive from the Company's disability insurance plan (the "Disability Benefit"). Such Disability Benefit shall be subject to Withholding and shall be payable for the longer of two (2) years or the balance of the Term; and

                     (iii)  for the longer of two (2) years or the
balance of the Term, provide Executive and/or her then current spouse with the same level of health/medical insurance or coverage provided immediately prior to such disability termination, with the cost of such continued insurance or coverage being borne by the Company. Alternatively, the Executive, or her then current spouse after Executive's death, may elect to receive from the Company instead of such insurance or coverage, a monthly payment equal to the cost to the Executive and/or her then current spouse to obtain comparable health/medical insurance or coverage through another provider.

                  Any payments due to the Executive hereunder may be paid to her then current spouse or legal representative for Executive's benefit, to the extent warranted by Executive's incapacity.

                (c) Proper Cause. The Company, upon not less than ten (10) days written notice to the Executive, may terminate the employment by the Company of the Executive if the Board has established and unanimously concluded (excluding the vote of the Executive and/or any member of her immediate family who is then on the Board), during a properly called meeting or meetings, that the Executive has engaged in any of the following conduct (each a "Proper Cause"): (1) willfully refused or failed to carry out specific directions of the Board which are not inconsistent with the duties and responsibilities set forth in Section 1 hereof and which are material to the performance of her duties and responsibilities under said Section 1, or willfully refused or failed to perform a material part of such duties and responsibilities hereunder; (2) committed a material breach of any of the provisions of Sections 8, 9 or 10 of this Agreement; (3) acted fraudulently or dishonestly in her relations with the Company; (4) been convicted of a felony involving an act of moral turpitude, fraud or misrepresentation; (5) engaged in the use of illegal substances or alcohol, which use has impaired the Executive's ability, on an ongoing basis, to perform her duties and responsibilities; or (6) willfully engaged in misconduct which materially injured the reputation, business or business relationships of the Company, monetarily or otherwise.


                No act, or failure to act, on the part of the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive otherwise than in good faith and in a manner that the Executive reasonably believed was in or not opposed to the best interests of the Company and its shareholders. In no event shall the employment by the Company of the Executive be terminated for Proper Cause unless and until the Board has provided the Executive with the following: (x) written notice specifying the details of the Proper Cause (the "Notice"); (y) an opportunity or opportunities to appear before the Board to respond to such Notice; and (z) thirty (30) days after receiving such Notice during which to remedy, terminate, cure or correct the conduct referred to therein.

                  As a result of any such termination for Proper Cause, the Company shall pay, within thirty (30) days of such termination, all amounts accrued or owing but not yet paid under this Agreement through the date of termination and any other benefits in accordance with the terms of any applicable plans and programs of the Company.

                (d) By Executive For Good Reason; Other Termination. The Executive may terminate the employment by the Company of the Executive upon not less than ten (10) days' written notice to the Company based upon her reasonable determination that one or more of the following events has occurred (each a "Good Reason"):

                     (1) any of the Company's representations or warranties in this Agreement is not materially true, accurate and/or complete;

                     (2) the Company intentionally and continually breached or wrongfully failed to fulfill or perform (A) its obligations, promises or covenants under this Agreement; or (B) any warranties, obligations, promises or covenants of the Company in any agreement (other than this Agreement) entered into between the Company and the Executive, without cure, if any, as provided in such agreement;

                     (3) the Company terminated the Executive's employment hereunder, and such termination does not constitute
Proper Cause (as defined herein);


                     (4) without the consent of the Executive, the
Company: (A) substantially altered or materially diminished the position, nature, status, prestige or responsibilities of the Executive from those in effect by mutual agreement of the parties from time-to-time; (B) assigned additional duties or responsibilities to the Executive which were wholly and clearly inconsistent with the position, nature, status, prestige or responsibilities of the Executive then in effect; or (C) removed or failed to reappoint or re-elect the Executive to the Executive's offices under this Agreement (as they may be changed or augmented from time-to-time with the consent of the Executive), except in connection with the death or disability of the Executive;

                     (5) without the consent of the Executive, the Company relocated the Company's principal operating offices from their present location and as a result increased the Executive's ordinary commute from the Executive's residence by more than thirty (30) miles;

                     (6) the Company intentionally required the Executive to commit or participate in any felony or other serious crime;

                     (7) there has been a Change in Control of the Company (as defined in Section 6(a) below); and/or

                     (8) the Company engaged in other conduct constituting legal cause for termination.

                     If any event of Good Reason occurs, and such event is reasonably susceptible of being cured, the Company shall be entitled to one period of thirty (30) days during which to cure such event, following the receipt of written notice of such event from Executive. As a result of any such termination for Good Reason, or if the Company terminates the employment of the Executive for any reason other than as set forth in Sections 5(a), 5(b) or 5(c), the Company shall:

                          (i)  within thirty (30) days of such
termination, pay to the Executive all amounts accrued or owing but not yet paid under this Agreement and any other benefits in accordance with the terms of any applicable plans and programs of the Company;

                          (ii)  pay Executive an amount equal to
the dollar amount of the Total Compensation paid or payable to the Executive hereunder for the Company's most recent fiscal year immediately prior to the Executive's termination multiplied by a factor which shall be the greater of two
(2) or the number of years (including fractions thereof) remaining in the Term (the "Severance Benefit"). Such Severance Benefit shall be paid in one lump sum within forty-five (45) days of the Executive's termination date and shall be subject to Withholding; and

                          (iii)  for the longer of two (2) years
or the balance of the Term: (x) provide Executive and/or her then current spouse with the same level of health/medical insurance or coverage provided immediately prior to such termination, with the cost of such continued insurance or coverage being borne by the Company; alternatively, the Executive, or her then current spouse after Executive's death, may elect to receive from the Company, instead of such insurance or coverage, a monthly payment equal to the monthly cost to the Executive and/or her then current spouse to obtain comparable health/medical insurance or coverage through another provider; however, the Company shall in no event be required to provide any such coverage or monthly payment after such time as Executive becomes entitled to receive (without regard to any individual waivers of coverage or other similar arrangements) comparable health/medical benefits of the same type from another employer or recipient of Executive's services; and (y) continue the benefits associated with both the Company Car and the Tax and Financial Services as set forth above in Section 3(b) and 3(h) respectively.


                (e) Retirement. At any time after reaching age 65, the Executive may retire at any time during the Term upon ten (10) days written notice to the Company. As a result of any such retirement, the Company shall:

                     (i)  within thirty (30) days of such
retirement, pay to the Executive all amounts accrued or owing but not yet paid under this Agreement and any other benefits in accordance with the terms of any applicable plans and programs of the Company;

                     (ii)   pay Executive annually, in
installments at least as frequently as monthly, an amount equal to fifty percent (50%) of the dollar amount of the Total Compensation paid or payable to the Executive hereunder for the Company's most recent fiscal year immediately prior to the Executive's retirement (the "Retirement Benefit"). Such Retirement Benefit shall be subject to Withholding and shall be payable until the Executive's death; and

                     (iii) for the longer of two (2) years or the balance of the Term: (x) provide Executive and/or her then current spouse with the same level of health/medical insurance or coverage provided immediately prior to such retirement, with the cost of such continued insurance or coverage being borne by the Company; alternatively, the Executive, or her then current spouse after Executive's death, may elect to receive from the Company, instead of such insurance or coverage, a monthly payment equal to the monthly cost to the Executive and/or her then current spouse to obtain comparable health/medical insurance or coverage through another provider; and (y) continue the benefits associated with both the Company Car and the Tax and Financial Services as set forth above in Section 3(b) and 3(h) respectively.

                (f) Termination By Executive for Other Reason. If the Executive terminates the employment by the Company of the Executive other than for Good Reason under Section 5(d) or retirement under Section 5(e) above, the Company shall pay, within thirty (30) days of such termination, all amounts accrued or owing but not yet paid under this Agreement through the date of termination and any other benefits in accordance with the terms of any applicable plans and programs of the Company.

           6.   Change Of Control.  In the event that the
Executive is an employee of the Company at the moment immediately prior to a Change in Control of the Company (as defined below), the Executive shall be entitled to receive all benefits described in this Section 6.


                (a) For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to occur if:

                     (i)  there shall have occurred a change in
control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change in Control of the Company if: (A) immediately prior to the occurrence of what would otherwise be a Change in Control of the Company, the Executive is the other party to the transaction (a "Control of the Company Event"); or (B) immediately prior to the occurrence of what would otherwise be a Change in Control of the Company, the Executive is an executive officer, trustee, director or more than 25% equity holder of the other party to the Control of the Company Event or of any entity, directly or indirectly, controlling such other party;

                     (ii)  the Company merges or consolidates
with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change in Control of the Company if (A) immediately prior thereto the circumstances in (a)(i)(A) or (a)(i)(B) above exist, or (B) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction ("Shares") and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

                     (iii)  the Company acquires assets of another
company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (A) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction, 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") or (B) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (a)(i)(A) or (a)(i)(B) above exist.


                (b) In the event that the Executive is an employee of the Company at the moment immediately prior to a Change of Control of the Company:

                     (i) the Company shall pay to the Executive additional compensation in the form of cash equal to, on the date of a Change in Control of the Company and with respect to each option to purchase Shares held by the Executive whether or not such option has vested or is exercisable on such date (an "Option"), the number of Shares underlying the Option, multiplied by the amount, if any, that the exercise price of the Option or the Closing Share Value (as defined below), whichever is less, exceeds the Initial Share Value (as defined below);

                     (ii) with respect to each Option, in the event that the Closing Share Value is greater than the exercise price of such Option, then the Executive can (A) retain the Option or (B) exercise the Option, or (C) forfeit the Option and receive, in exchange therefor, a cash payment equal to the number of Shares underlying the Option multiplied by the amount that the Closing Share Value exceeds the exercise price of the Option;

                     (iii) upon the occurrence of a Change of Control, all Options then held by the Executive shall immediately vest and become exercisable; and

                     (iv) for purposes of this subsection, the
"Initial Share Value" of an Option shall mean the average of the Closing Prices of the Shares for the period commencing on the 180th day prior to the date of the Change in Control of the Company and ending on the 150th day prior to the date of the Change in Control of the Company, and the "Closing Share Value" shall mean the Closing Price of the Shares on the date of the Change in Control of the Company. For purposes of this subsection, the "Closing Price" of a Share on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the highest bid and lowest ask prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer used, the principal other automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making the market in the Shares as such person is selected from time to time by the Board of Directors of the Company or, if there are no professional market makers making a market in the Shares, then the value as determined in good faith judgement of the Board of Directors of the Company.

           7. Advances. The Company may, upon written consent of the Board, make an advance to the Executive against any compensation or other amounts to be paid by the Company to the Executive (an "Advance"). Any amounts due under this Agreement to the Executive shall, at the election of the Company, be offset by any then outstanding Advances. In the event of Executive's termination of employment, Executive agrees that the Company shall have the right to offset the amount of any and all outstanding Advance(s) against any compensation or any other amounts due to the Executive from the Company, and that any remaining balance of the Advance(s) shall be repaid by the Executive within ninety (90) days after the termination of Executive's employment by the Company.


           8. Non-Competition. In order to induce the Company to enter into and perform this Agreement and, as additional consideration for the payment of the Total Compensation provided herein, so long as the Executive is employed by the Company and for the three (3) year period following the termination of the Executive's employment pursuant to Section 5(b) (pertaining to disability),
Section 5(c) (pertaining to proper cause), Section 5(e) (pertaining to retirement) or Section 5(f) (pertaining to termination by the Executive for other reasons), the Executive will not, either separately or in association with others, directly or indirectly, in the continental United States, (i) establish, engage in or become interested in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, stockholder, director or otherwise, any company the primary business of which is the administration of vehicle service contracts and warranties, or (ii) solicit, interfere with, or endeavor to entice away from the Company any dealers, independent agents or insurance underwriters party to an agreement with the Company as of the date of Executive's termination of employment. Mere passive ownership of stock representing five percent (5%) or less of the capital stock of a publicly held company shall not be deemed a breach of this Section 8. However, Company agrees that Executive's current and future activities with respect to Target Agency, Inc., Target Insurance Ltd. and Dealers Extended Services, Inc. shall not constitute a violation of this Section 8.

           9. Confidential Information. During the Term and at any time thereafter, the Executive shall not divulge, furnish or make accessible to any person or business entity any of the Company's trade secrets or other information of a confidential nature including, but not limited to, the Company's business methods, operational procedures and cost and price information, without the prior written consent of the Company.

           10. Non-Interference. The Executive, during the time period referred to in Section 8 hereof, will not cause or influence any employee, consultant or advisor now employed or in the future to be employed by the Company, to work in any way for the Executive or in any enterprise in which the Executive owns a participation, directly or indirectly.

           11. Unenforceability. If any provision of Sections 8, 9 or 10 herein is held to be unenforceable because of the scope, duration or area of its applicability, such scope, duration or area, or all of them, shall be modified to the minimum extent possible to make such provision(s) enforceable, and such provision(s) shall then be applicable in such modified form.

           12. Return of Property. Upon Executive's termination of employment with the Company, the Executive shall promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company, and all property associated therewith, which she may then possess or have under her control.


           13. Injunctive Relief. The Executive agrees that the restrictions and covenants contained in Sections 8, 9, 10 and 12 herein are necessary for the protection of the Company and any breach thereof will cause the Company irreparable damages for which there is no adequate remedy at law. The Executive further agrees that, in the event of a breach of her obligations thereunder, the Company shall have the absolute right, in addition to any other remedy that might be available to it, to obtain from any court having jurisdiction, such equitable relief as might be appropriate, including temporary, interlocutory, preliminary and permanent decrees or injunctions enjoining any further breach of such provisions.

           14.  Miscellaneous.

                (a)  Severability.   If  any  provision  of  this  Agreement  is
determined to be invalid or unenforceable, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

                (b) Notices. Any and all notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, first class, postage prepaid, registered or certified mail, return receipt requested to the addresses of the parties set forth below or, as to each party, at such other address as shall be designated in a written notice to the other party.

                     To the Company:
                     Interstate National Dealer Services, Inc.
                               The Omni, Suite 700
                          333 Earle Ovington Boulevard
                            Mitchel Field, NY, 11553

                     To the Executive:
                     Ms. Cindy H. Luby
                              201 East 69th Street
                               New York, NY 10021

                (c) Waiver. No waiver by either party hereto of any breach of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of such provision or any other provision herein contained.

                (d)  Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

                (e) Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof, and is intended to supersede all prior employment negotiations, understandings and agreements. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.


                (f)  Successors: Binding Agreement.

                     (i) The Company will require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                     (ii) This Agreement and all rights of the
Executive  hereunder,  shall inure to the benefit of and be  enforceable  by the
Executive's  personal  or  legal  representatives,   executors,  administrators,
successors, heirs, distributees, devisees and legatees.

                (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but together shall constitute one and the same instrument.




                The rest of this page intentionally left blank.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                               INTERSTATE NATIONAL DEALER
                                SERVICES, INC.


                                       By:
                               Name:Chester J. Luby
                               Title:     Chairman of the Board





                                Cindy H.  Luby